PRISM PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”), dated as of August 4, 2011, is made by Max Cash Media, Inc., a Nevada corporation (the “Company”), each person and entity listed as a pledgor on the signature pages hereto (each a “Pledgor”), and each additional person, if any, who becomes a Pledgor pursuant to the requirements of Section 3.18 of the Bridge Loan Agreement (defined below) (the “Additional Pledgors”), in favor of Gottbetter & Partners, LLP, in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the “Buyers” (as defined below) party to that certain Securities Purchase Agreement, dated as of August 4, 2011 (the “Securities Purchase Agreement”).

WITNESSETH:

WHEREAS, the Company and each party listed as a “Buyer” on the Schedule of Buyers attached to the Securities Purchase Agreement (collectively, the “Buyers”) are parties to that Securities Purchase Agreement, pursuant to which the Company shall sell, and the Buyers shall purchase, the “Notes” (as defined therein); and

WHEREAS, pursuant to that certain Bridge Loan Agreement dated as of even date herewith (the “Bridge Loan Agreement”) between the Company and Prism Corporation, an Oklahoma corporation (“Prism”), the Company has agreed to lend the proceeds of the Notes to Prism (the “Bridge Loan”);

WHEREAS, pursuant to the Bridge Loan Agreement, the Pledgors have agreed to pledge the Pledged Shares (as defined below) to the Collateral Agent for the benefit of the Buyers on the terms and conditions set forth in this Agreement;

WHEREAS, it is a condition precedent to the Buyers purchasing the Notes that the Pledgors shall have executed and delivered to the Collateral Agent for the benefit of itself and the Buyers this Agreement to secure all of the Company’s obligations under the Securities Purchase Agreement, the Notes issued pursuant thereto and the other “Transaction Documents” (as defined in the Securities Purchase Agreement, and as the same may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, the “Transaction Documents”), on the terms and conditions set forth herein; and

WHEREAS, each Pledgor has determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of, such Pledgor;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Buyers to perform under the Securities Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Pledgor agrees with the Collateral Agent as follows:

SECTION 1.   Definitions and Rules of Interpretation.

(a)           Definitions.  Reference is made to the Securities Purchase Agreement and the Notes for a statement of terms thereof.  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Securities Purchase Agreement or the Notes.  All terms used in this Agreement which are defined in the Securities Purchase Agreement or the Notes or in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Code”), and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided, that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine.  In the event that any such term is defined in both the Securities Purchase Agreement or the Notes and the Code, the definition of such term in the Securities Purchase Agreement or the Notes shall control.

(b)           Rules of Interpretation.  Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) “or” and “any” are not exclusive and “include” and “including” are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; and (vi) a reference in this Agreement to an Article, Section, Annex, Exhibit or Schedule is to the Article, Section, Annex, Exhibit or Schedule of this Agreement.

SECTION 2.   Pledge and Grant of Security Interest.

(a)           As collateral security for all of the Obligations (as defined in Section 3 hereof), each of the Pledgors hereby pledges and assigns and grants to the Collateral Agent a continuing security interest in, and Lien on, all of such Pledgor’s right, title and interest in and to the following (collectively, the “Collateral”):

the shares of capital stock of Prism described next to the Pledgor’s name in Schedule 1, which are represented by one or more stock certificates, as set forth in Schedule 1, representing such equity interests (the “Pledged Shares”), including, but not limited to, any stock dividend and any distribution in connection with a stock split from time to time received, receivable or otherwise distributed in respect of any of the foregoing, and all cash and noncash proceeds thereof, and any additional shares of capital stock of Prism that may be required to be added to the Collateral pursuant to Section 3.18 of the Bridge Loan Agreement.

SECTION 3.   Security for Obligations.  The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Obligations”):

(a)           the payment by the Company, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Securities Purchase Agreement, the Notes and the other Transaction Documents, including, without limitation, (A) all principal of and interest on the Notes (including, without limitation, all interest that accrues after the commencement of any bankruptcy proceeding of the Pledgors, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such bankruptcy proceeding), and (B) all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Transaction Documents, above, for so long as the Notes are outstanding; and

(b)           the due performance and observance by each Pledgor of all of its other obligations from time to time existing in respect of any of the Transaction Documents for so long as the Notes are outstanding.

SECTION 4.   Delivery of the Collateral.

(a)           All certificates currently representing the Pledged Shares shall be delivered to the Collateral Agent on or prior to the execution and delivery of this Agreement.  All other promissory notes, certificates and instruments constituting Collateral from time to time or required to be pledged to the Collateral Agent pursuant to the terms of this Agreement (the “Additional Collateral”) shall be delivered to the Collateral Agent promptly upon receipt thereof by or on behalf of any of the Pledgors.  All such certificates, promissory notes and instruments shall be held by the Collateral Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank (“Transfer Materials”), all in form and substance reasonably satisfactory to the Collateral Agent.  If any Collateral consists of uncertificated securities, unless the immediately following sentence is applicable thereto, the Pledgors shall cause the Collateral Agent (or its designated custodian, nominee or other designee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by the Collateral Agent (or its designated custodian, nominee or other designee) with respect to such securities without further consent by the Pledgors.

(b)           If any Pledgor shall receive, by virtue of such Pledgor’s being or having been an owner of any Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by such Pledgor pursuant to Section 7 hereof) or in securities or other property or (iv) dividends, distributions, cash, instruments, investment property and other property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, such Pledgor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Collateral Agent, shall segregate it from such Pledgor’s other property and shall deliver it forthwith to the Collateral Agent in the exact form received, together with appropriate Transfer Materials, to be held by the Collateral Agent as Collateral and as further collateral security for the Obligations.

SECTION 5.   Representations and Warranties of each Pledgor.  Each Pledgor severally represents and warrants to the Pledgee (which representations and warranties shall be deemed to continue to be made until all of the Obligations have been paid in full and each Transaction Documents have been irrevocably terminated) that:

(a)           the execution, delivery and performance by each Pledgor of this Agreement and the pledge of the Collateral hereunder do not and will not result in any violation of any agreement, indenture, instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to any Pledgor;

(b)           this Agreement constitutes the legal, valid, and binding obligation of each Pledgor enforceable against each Pledgor in accordance with its terms;

(c)           (i) all Pledged Stock owned by each Pledgor is set forth on Schedule A hereto and (ii) each Pledgor is the direct and beneficial owner of each share of the Pledged Stock;

(d)           all of the Pledged Shares have been duly authorized, validly issued and are fully paid and nonassessable;

(e)           no consent or approval of any person, corporation, governmental body, regulatory authority or other entity, is or will be necessary for (i) the execution, delivery and performance of this Agreement, (ii) the exercise by the Pledgee of any rights with respect to the Collateral or (iii) the pledge and assignment of, and the grant of a security interest in, the Collateral hereunder;

(f)           there are no pending or, to the best of Pledgor’s knowledge, threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which may materially adversely affect the Collateral;

(g)          each Pledgor has the requisite power and authority to enter into this Agreement and to pledge and assign the Collateral to the Pledgee, for the ratable benefit of the Buyers, in accordance with the terms of this Agreement;

(h)          each Pledgor owns each item of the Collateral and, except for the pledge and security interest granted to Pledgee, for the ratable benefit of the Buyers, hereunder, the Collateral shall be, immediately following the closing of the transactions contemplated by the Transaction Documents, free and clear of any other security interest, mortgage, pledge, claim, lien, charge, hypothecation, assignment, offset or encumbrance whatsoever;

(i)            there are no restrictions on transfer of the Pledged Stock contained in the certificate of incorporation or by-laws (or equivalent organizational documents) of Prism or otherwise which have not otherwise been enforceably and legally waived by the necessary parties;

(j)            none of the Pledged Shares has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject; and

(k)           the Pledgor shall cause any and all Additional Pledgors to execute a signature page of, and thereby become a party to, this Agreement.

SECTION 6.   Covenants as to the Collateral.  So long as any Obligations shall remain outstanding and the Securities Purchase Agreement and the other Transaction Documents shall not have been terminated, each Pledgor severally covenants that such Pledgor will, unless the Collateral Agent shall otherwise consent in writing:

(a)           at such Pledgor’s expense, defend the Collateral Agent’s right, title and security interest in and to the Collateral against the claims of any person;

(b)           at such Pledgor’s expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Collateral Agent may reasonably request in order to (i) perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby, (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Collateral Agent irrevocable proxies in respect of the Collateral registered in the name of such Pledgor, except for Collateral which the Pledgor is entitled to vote under the terms of Section 7 hereof;

(c)           not sell, assign, transfer, convey, or otherwise dispose of its rights in or to the Collateral or any interest therein; nor will any Pledgor create, incur or permit to exist any Lien whatsoever with respect to any of the Collateral or the proceeds thereof other than that created hereby; and

(d)           not take or fail to take any action which would in any manner impair the validity or enforceability of the Collateral Agent’s security interest in and Lien on any Collateral.

SECTION 7.   Voting Rights, Dividends, Etc. in Respect of the Collateral.

(a)          So long as no Event of Default shall have occurred and be continuing:

(i)           each Pledgor may exercise any and all voting and other consensual rights pertaining to any Collateral for any purpose not inconsistent with the terms of this Agreement, the Notes or the other Transaction Documents; provided, however, that (A) none of the Pledgors will exercise or refrain from exercising any such right, as the case may be, if the Pledgee has provided prior written notice to such Pledgors that, in the Collateral Agent’s judgment, such action (or inaction) could reasonably be expected to affect adversely in any material respect the value of any Collateral or otherwise could reasonably be expected to have a Material Adverse Effect, and (B) each Pledgor will give the Collateral Agent at least five (5) Business Days’ notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right that could reasonably be expected to affect adversely in any material respect the value of any Collateral or otherwise could reasonably be expected to have a Material Adverse Effect;

(ii)           the Pledgors may receive and retain any and all dividends, interest or other distributions paid in respect of the Collateral to the extent permitted by the Securities Purchase Agreement; provided, however, that prior to the date by which the Pledged Shares are required to be returned to the registered holder thereof, any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments (other than checks) and other property received, receivable or otherwise distributed in respect of or in exchange for, any Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral, together with any dividend, distribution, interest or other payment which at the time of such dividend, distribution, interest or other payment was not permitted by the Securities Purchase Agreement, shall be, and shall forthwith be delivered to the Collateral Agent to hold as, Collateral and shall, if received by any of the Pledgors, be received in trust for the benefit of the Collateral Agent, shall be segregated from the other property or funds of the Pledgors, and shall be forthwith delivered to the Collateral Agent in the exact form received with any Transfer Materials, to be held by the Collateral Agent as Collateral and as further collateral security for the Obligations; and

(iii)           the Collateral Agent will execute and deliver (or cause to be executed and delivered) to a Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) of this Section 7(a) and to receive the dividends, distributions, interest and other payments which it is authorized to receive and retain pursuant to paragraph (ii) of this Section 7(a), in each case, to the extent that the Collateral Agent has possession of such Collateral.

(b)          Upon the occurrence and during the continuance of an Event of Default:

(i)           all rights of each Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of subsection (a) of this Section 7, and to receive the dividends, distributions, interest and other payments which it would otherwise be authorized to receive and retain pursuant to paragraph (ii) of subsection (a) of this Section 7, shall cease, and all such rights shall thereupon become vested in the Collateral Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends, distributions, interest and other payments;

(ii)           without limiting the generality of the foregoing, the Collateral Agent may, at its option, exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of any issuer of the Collateral or upon the exercise by any issuer of the Collateral of any right, privilege or option pertaining to any Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer collateral agent, registrar or other designated collateral agent upon such terms and conditions as it may determine; and

(iii)           all dividends, distributions, interest and other payments which are received by any Pledgor contrary to the provisions of paragraph (i) of this Section 7(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor, and shall be forthwith paid over to the Collateral Agent as Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Collateral and as further collateral security for the Obligations.

SECTION 8.   Additional Provisions Concerning the Collateral.

(a)           Each Pledgor hereby (i) authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to the Collateral, without the signature of such Pledgor where permitted by law, (ii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing or continuation statements, or amendments thereto, without the signature of such Pledgor prior to the date hereof and (iii) authorizes the Collateral Agent to execute any agreements, instruments or other documents in such Pledgor’s name and to file such agreements, instruments or other documents that perfect, protect or enforce the security interest and Lien of the Collateral Agent in the Collateral or as provided under Article 8 or Article 9 of the UCC in any appropriate filing office.

(b)           Each Pledgor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead and in its name or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of such Pledgor under Section 7(a) hereof), including, without limitation, to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of any Collateral and to give full discharge for the same.  This power is coupled with an interest and is irrevocable until the termination of this Agreement in accordance with Section 14(e) hereof.

(c)           If any Pledgor fails to perform any agreement or obligation contained herein, the Collateral Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Collateral Agent incurred in connection therewith shall be paid by the Company and shall be secured by the Collateral.

(d)           Other than the exercise of reasonable care to assure the safe custody of the Collateral while held hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Collateral upon surrendering it or tendering surrender of it to the respective Pledgors.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

(e)           The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(f)            Upon the occurrence and during the continuation of any Default or Event of Default, the Collateral Agent may at any time in its discretion (i) without notice to the Pledgors, transfer or register in the name of the Collateral Agent or any of its nominees any or all of the Collateral, subject only to the revocable rights of the Pledgors under Section 7(a) hereof, and (ii) exchange certificates or instruments constituting Collateral for certificates or instruments of smaller or larger denominations.

SECTION 9.   Remedies upon Default.  If any Event of Default shall have occurred and be continuing:

(a)           The Collateral Agent shall deliver to the Buyers their respective pro rata portion of the Pledged Materials held by the Collateral Agent hereunder, whereupon the Buyers may exercise all rights and remedies of a secured party with respect to such property as may be available under the Uniform Commercial Code as in effect in the State of New York, including but not limited to selling the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Buyers may deem commercially reasonable.  The Pledgors agree that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to any of the Pledgors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Buyers shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Buyers may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           Each Pledgor recognizes that it may be impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Collateral and that the Buyers may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for its own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Buyers shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended (the “Securities Act”).  Each Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610 of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that the Collateral Agent may, in such event, bid for the purchase of such securities.

(c)           Any cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 10 hereof) by the Collateral Agent against, all or any part of the Obligations in such order as the Collateral Agent shall elect consistent with the provisions of the Securities Purchase Agreement.

(d)           In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Buyers are legally entitled, the Company shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs and expenses of any attorneys employed by the Collateral Agent to collect such deficiency.

(e)           In the event that the proceeds of any such sale, collection, or realization are more than sufficient to pay all amounts to which the Buyers are legally entitled, the remainder of such proceeds together with any remaining Pledged Shares and Subsequent Pledged Shares shall be returned to the Pledgors in accordance with the terms hereof.

SECTION 10.  Indemnity and Expenses.

(a)           The Company hereby agrees to indemnify and hold the Pledgors and the Collateral Agent (and all of its officers, directors, employees, attorneys, and consultants) harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees and disbursements of counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except such claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses resulting from such person’s gross negligence or willful misconduct as determined by a court of competent jurisdiction.

(b)           The Company shall be obligated for, and will upon demand pay to the Pledgors and the Collateral Agent the reasonable amount of any and all out-of-pocket costs and expenses, including the reasonable fees and disbursements of the Collateral Agent’s counsel and of any experts which the Collateral Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

SECTION 11.  Notices, Etc.  All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), sent by Federal Express or other recognized courier service (return receipt requested), telecopied or delivered by hand, if to any Pledgor, to it at the address specified for the Company in the Securities Purchase Agreement or if to the Collateral Agent, to it at the address specified in the Securities Purchase Agreement or, if not a party to the Securities Purchase Agreement as follows:

If to the Company:	Max Cash Media, Inc.
50 Brompton Road, Apt. 1X
Great Neck, NY 11021
Attention: Noah Levinson, Chief Executive Officer

With a copy to:	Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY 10022
	Attention:	Adam S. Gottbetter, Esq.
	Telephone:	212.400.6900
	Facsimile:	212.400.6901

If to Pledgors, to:	Prism Corporation
34 Wildcat Way
Bozeman, MT 59718
Attn: Joe Loftis, CEO
Facsimile: (406) 587-9470

With a copy to:	Wallin & Harrison
1425 S. Higley Road, Suite 104
Gilbert, Arizona 85296
Attn: Troy A. Wallin, Esq.
Facsimile: (480) 240-4151

If to the Collateral Agent, to:	Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY 10022
	Attention:	Adam S. Gottbetter, Esq.
	Telephone:	212-400-6900
	Facsimile:	212-400-6901

or as to either such person at such other address as shall be designated by such person in a written notice to such other person complying as to delivery with the terms of this Section 11.  All such notices and other communications shall be effective (i) if sent by certified mail, postage prepaid, return receipt requested, when received; or (ii) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day or (iii) if delivered by hand or sent by Federal Express or other recognized courier service (return receipt requested), upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

SECTION 12.  Security Interest Absolute.  All rights of the Collateral Agent, all Liens and all obligations of each of the Pledgors hereunder shall be absolute and unconditional irrespective of:  (i) any lack of validity or enforceability of the Securities Purchase Agreement or any other Transaction Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Securities Purchase Agreement or any other Transaction Document, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any of the Pledgors in respect of the Obligations (other than the payment in full of the Obligations).  All authorizations and agencies contained herein with respect to any of the Collateral are irrevocable and powers coupled with an interest.

SECTION 13.  Conflict Waiver. The Pledgors hereby acknowledge that the Collateral Agent is counsel to the Company in connection with the transactions contemplated and referred to herein.  The Pledgors agree that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Collateral Agent shall be permitted to continue to represent the Company, and the Pledgors will not seek to disqualify such counsel and waive any objection the Pledgors might have with respect to the Collateral Agent acting as the Collateral Agent pursuant to this Agreement.

SECTION 14.  The Collateral Agent.

(a)           Delegation of Duties.  The Collateral Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.

(b)           Liability of Collateral Agent.  None of the Collateral Agent Related Persons (as defined below) shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Buyers for any recital, statement, representation or warranty made by any other party, or any officer thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of  any other party to this Agreement or any other Transaction Document to perform its obligations hereunder or thereunder.  No Collateral Agent Related Person shall be under any obligation to any Buyer to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Company or any of the Company’s Subsidiaries or Affiliates.  “Collateral Agent Related Persons” means the Collateral Agent and any successor agent arising hereunder, together with their respective affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such persons and affiliates.

(c)           Reliance by Collateral Agent.  The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon advice and statements of legal counsel (including counsel to the Company or Prism), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Majority Buyers as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Buyers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Majority Buyers and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Buyers. “Majority Buyers” means at any time a Buyer or Buyers then holding in excess of 50%of the then aggregate unpaid principal amount of the Notes.

(d)           Notice of Default.  The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any default or Event of Default, except with respect to defaults in the delivery of any documents or certificates required to be delivered to the Collateral Agent hereunder for the benefit of the Buyers, unless the Collateral Agent shall have received written notice from a Buyer or the Company or Prism referring to this Agreement, describing such default or Event of Default and stating that such notice is a “notice of default”.  The Collateral Agent will notify the Buyers of its receipt of any such notice.  The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Buyers in accordance with this Agreement; provided, however, that unless and until the Collateral Agent has received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such default or Event of Default as it shall deem advisable or in the best interest of the Buyers.

(e)           Indemnification of Collateral Agent.  Whether or not the transactions contemplated hereby and by the other Transaction Documents are consummated, the Buyers shall indemnify upon demand the Collateral Agent Related Persons (to the extent not reimbursed by or on behalf of the Company or Prism and without limiting the obligation of the Company or Prism to do so), pro rata, from and against any and all Indemnified Liabilities (as defined below); provided, however, that no Buyer shall be liable for the payment to the Collateral Agent Related Persons of any portion of such Indemnified Liabilities resulting solely from such person’s gross negligence or willful misconduct.  Without limitation of the foregoing, each Buyer shall reimburse the Collateral Agent upon demand for its ratable share of any costs or out of pocket expenses (including fees and disbursements of legal counsel) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein, to the extent that the Collateral Agent is not reimbursed for such expenses by or on behalf of the Company.  Notwithstanding the foregoing, no Buyer shall be required to pay, in total under this paragraph (e) and any similar provision in any other Transaction Document, any amount in excess of the total gross purchase price of the Notes purchased by such Buyer.  The undertaking in this paragraph shall survive the payment of all obligations hereunder and the resignation or replacement of the Collateral Agent.  “Indemnified Liabilities” means all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including fees and disbursements of legal counsel) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Notes and the termination, resignation or replacement of the Collateral Agent)  be imposed on, incurred by or asserted against any Collateral Agent Related Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby and thereby, or any action taken or omitted by any such Collateral Agent Related Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any bankruptcy or insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Notes or the other Transaction Documents or the use of the proceeds thereof, whether or not any Collateral Agent Related Person is a party thereto.

(f)           Collateral Agent in Individual Capacity.  Any Collateral Agent Related Person may engage in trasactions with, make loans to, acquire equity interests in and generally engage in any kind of business with the Company or Prism and their affiliates, including purchasing and holding Notes, as though the Collateral Agent were not the Collateral Agent hereunder and without notice to or consent of the Buyers.  The Buyers acknowledge that, pursuant to such activities, any Collateral Agent Related Person may receive information regarding the Company or Prism and their affiliates (including information that may be subject to confidentiality obligations in favor of the Company or Prism and their affiliates) and acknowledge that the Collateral Agent shall be under no obligation to provide such information to them.  With respect to any Notes it holds, a Collateral Agent Related Person shall have the same rights and powers under this Agreement as any other Buyer and may exercise the same as though the Collateral Agent were not the Collateral Agent, and the terms “Buyer” and “Buyers” include any such Collateral Agent Related Person in its individual capacity.

(g)           Successor Collateral Agent.  The Collateral Agent may, and at the request of the Majority Buyers shall, resign as Collateral Agent upon 30 days’ notice to the Buyers.  If the Collateral Agent resigns under this Agreement, the Majority Buyers shall appoint from among the Buyers a successor agent for the Buyers, which successor agent shall be approved by the Company, such approval not to be unreasonably withheld.  If no successor agent is appointed prior to the effective date of the resignation of the Collateral Agent, the Collateral Agent may appoint, after consulting with the Buyers and the Company, a successor agent from among the Buyers.  Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term “Collateral Agent” shall mean such successor agent and the retiring Collateral Agent’s appointment, powers and duties as Collateral Agent shall be terminated. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 14(g) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.  If no successor agent has accepted appointment as Collateral Agent by the date which is 30 days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Buyers shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Majority Buyers appoint a successor agent as provided for above.

SECTION 15.  Miscellaneous.

(a)           No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Pledgor and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgors therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)           No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right hereunder or under any other Transaction Document shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise hereof or thereof or the exercise of any other right.  The rights and remedies of the Collateral Agent provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights of the Collateral Agent under any Transaction Document against any party thereto are not conditional or contingent on any attempt by the Collateral Agent to exercise any of its rights under any other Transaction Document against such party or against any other person.

(c)           Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)           This Agreement shall create a continuing security interest in and Lien on the Collateral and shall (i) remain in full force and effect until the termination of this Agreement in accordance with Section 15(e) hereof and (ii) be binding on the Pledgors and their respective successors and assigns and shall inure, together with all rights and remedies of the Collateral Agent, to the benefit of the Collateral Agent and its successors, transferees and assigns.  Without limiting the generality of clause (ii) of the immediately preceding sentence, the Collateral Agent may assign or otherwise transfer its rights and obligations under this Agreement and any other Transaction Document to any other person pursuant to the terms of the Securities Purchase Agreement, and such other person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent herein or otherwise.  Upon any such assignment or transfer, all references in this Agreement to the Collateral Agent shall mean the assignee of the Collateral Agent.  None of the rights or obligations of any of the Pledgors hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer shall be null and void.  The Company may assign or otherwise transfer its rights and obligations under this Agreement to any other person without the prior written consent of any other party hereto.

(e)           Notwithstanding anything to the contrary in this Agreement, (i) this Agreement (along with all powers of attorney granted hereunder) and the security interests and Lien created hereby shall terminate and all rights to the Collateral shall revert to the Pledgors upon the repayment in full of all indebtedness obligations owed by the Company to the Buyers under the Notes (including, without limitation, all principal, interest, if any, and fees related to the Notes), and (ii) the Collateral Agent will, upon each Pledgor’s request and at each such Pledgor’s expense, (A) return to such Pledgor such of the Collateral (to the extent delivered to the Collateral Agent) as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to such Pledgor, without recourse, representation or warranty, such documents as such Pledgor shall reasonably request to evidence such termination.

(f)           The internal laws, and not the laws of conflicts, of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest and Lien created hereby, or remedies hereunder, in respect of any particular Collateral are governed by the law of a jurisdiction other than the State of New York.

(g)           Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in Manhattan or the Commercial Division, Civil Branch of the Supreme Court of the State of New York sitting in New York County in connection with any suit, action or proceeding directly or indirectly arising out of, under or in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby.  No party to this Agreement may move to (i) transfer any such suit, action or proceeding brought in such New York court or federal court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in such New York court or federal court with a suit, action or proceeding in another jurisdiction or (iii) dismiss any such suit, action or proceeding brought in such New York court or federal court for the purpose of bringing the same in another jurisdiction.  Each party to this Agreement agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.  Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, in any New York court sitting in the County of New York or any federal court sitting in the Southern District of New York.

(h)           Each Pledgor irrevocably consents to the service of process of any of the aforesaid courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Pledgor at its address provided herein, such service to become effective when received or ten (10) days after such mailing, whichever first occurs.

(i)           Nothing contained herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Pledgor or any property of any Pledgor in any other jurisdiction.

(j)           Each Pledgor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(k)           EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR OTHER TRANSACTION DOCUMENTS.

(l)           The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)          This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  The parties agree that Buyers are third party beneficiaries to this Agreement.

(n)          All of the obligations of the Pledgors hereunder are joint and several.  The Collateral Agent may, in its sole and absolute discretion, enforce the provisions hereof against any of the Pledgors and shall not be required to proceed against all Pledgors jointly or seek payment from the Pledgors ratably.  In addition, the Collateral Agent may, in its sole and absolute discretion, select the Collateral of any one or more of the Pledgors for sale or application to the Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by all of the Pledgors.  The release or discharge of any Pledgor by the Collateral Agent shall not release or discharge any other Pledgor from the obligations of such person hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Pledgor has caused this Pledge Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

Max Cash Media, Inc.

By:
Name:
Title:

PLEDGORS:

By:
Name: Joe Loftis
Title: Prism Corporation, President

[Name of Stockholder]

[Name of Stockholder]

ACCEPTED BY:

GOTTBETTER & PARTNERS, LLP
as Collateral Agent

By:
Name: Adam S. Gottbetter
Title: Managing Partner

[SIGNATURE PAGE TO PRISM PLEDGE AGREEMENT]

SCHEDULE 1 TO PLEDGE AGREEMENT

Pledged Shares

Pledgor	Number of Shares	Class	Certificate No.(s)
Joe Loftis	1,000	Common	1005

Total:	1,000